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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.__)

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                                 EPIMMUNE INC.
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            Filed by Epimmune Inc. pursuant to Rule 14a-12 under the
                  Securities Exchange Act of 1934, as amended.

        EPIMMUNE AWARDED NATIONAL CANCER INSTITUTE GRANT TO SUPPORT ITS
              DEVELOPMENT OF CANCER VACCINES USING ANALOG EPITOPES

SAN DIEGO, JULY 28, 2003 - EPIMMUNE INC. (NASDAQ: EPMN) today announced that it had received a grant from the National Cancer Institute (NCI), National Institutes of Health (NIH) to support continued epitope analog identification and preclinical development of multi-epitope, analog based cancer vaccines. The grant has a total potential value of approximately $0.6 million over two years. The activities funded by this grant complement current studies and Phase I/II clinical trials the Company is conducting by providing analog epitopes that extend vaccine coverage to larger segments of the population. The grant was made under the NCI's Flexible System to Advance Innovative Research for Cancer Drug Discovery by Small Business or FLAIR program.

Analog or modified epitopes have been shown to be more effective at breaking immunologic tolerance than the native or wild-type epitopes, an important feature in the cancer setting. Epimmune is currently conducting two Phase I/II trials with its EP-2101 vaccine, one in colorectal cancer and one in non-small cell lung cancer, at various sites in the U.S. The EP-2101 vaccine contains both wild-type and analog epitopes. Safety and immunogenicity results from the current trials are expected in the first half of 2004.

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. On May 12, 2003, Epimmune announced that it had entered into a definitive merger agreement with Anosys under which Epimmune, subject to certain closing conditions, will merge with privately-held Anosys. The merger is subject to stockholder approval by both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger. For more information on Epimmune, visit www.epimmune.com.

ABOUT ANOSYS, INC.

Anosys, Inc., based in Menlo Park, CA, develops innovative therapeutic vaccines for the treatment of cancer, infectious and autoimmune diseases. Anosys' healthcare products are designed based on a pioneering approach using exosomes, which represent a new paradigm in the understanding of intercellular communication. Exosomes from immune cells are small vesicles that contain the key components required to activate the major innate and cellular immune responses necessary to fight disease. Exosomes can be genetically engineered to express a variety of proteins on their surface that can be used for multiple purposes, including generation of monoclonal antibodies and specific targeting of proteins to tissues and vaccines.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH
ANOSYS

In the event that Epimmune obtains commitments for capital resources to fund the combined company's operations, Epimmune will file a proxy statement concerning its proposed merger with Anosys with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger, because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger in the event it is filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect Epimmune's management's current views of future events, including statements regarding the potential closing of the merger of the Company with Anosys, the advantages of combining Epimmune and Anosys into one company, the advantages of analog epitopes in cancer vaccines and the timing of obtaining safety and immunogenicity results from the clinical trials. Actual results may differ materially from the above forward-looking statements due to a number of important factors such as the continuation of the grant from the NCI to conduct research and development aimed at developing multi-epitope, analog based cancer vaccines, the proposed merger with Anosys may not ultimately close due to a number of reasons, including but not limited to, Epimmune or Anosys not obtaining commitments for capital resources or not obtaining shareholder approval of the transaction, that Epimmune has foregone opportunities while the transaction was pending, that prior to the closing of the proposed merger, the businesses of the companies, including the retention of key employees, suffer due to uncertainty, and even in the event the merger is completed, that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible, and that the Company may not be able to develop pharmaceutical products using epitopes or analog epitopes. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2003 and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.


                                 END OF FILING